Exhibit 99.1

THE TRUST STUDENT LOAN POOL

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by the Student Loan Marketing Association by employing several criteria, including requirements that each trust student loan as of the original cutoff date:

•

was a consolidation loan guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	was more than 120 days past the final disbursement;

•	was not more than 210 days past due;

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the applicable cutoff date was subject to any prior obligation to sell that loan to a third party.

Unless otherwise specified, all information with respect to the trust student loans is presented as of August 1, 2008, which is the statistical disclosure date.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $4,006,951 to be capitalized as of the statistical disclosure date. Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding. The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The following tables reflect those loan segments within the number of loans. In addition, 32 borrowers have more than one trust student loan.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction. Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical disclosure date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF

THE STATISTICAL DISCLOSURE DATE

Aggregate Outstanding Principal Balance	$1,341,146,231
Aggregate Outstanding Principal Balance—Treasury Bill	$197,750,369
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill	14.74%
Aggregate Outstanding Principal Balance—Commercial Paper	$1,143,395,863
Percentage of Aggregate Outstanding Principal Balance—Commercial Paper	85.26%
Number of Borrowers	45,680
Average Outstanding Principal Balance Per Borrower	$29,360
Number of Loans	74,958
Average Outstanding Principal Balance Per Loan—Treasury Bill	$21,314
Average Outstanding Principal Balance Per Loan—Commercial Paper	$17,409
Weighted Average Remaining Term to Scheduled Maturity	241 months
Weighted Average Annual Interest Rate	5.26%

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the preliminary remarketing memorandum.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.10% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the three-month commercial paper rate was 2.64% as of the statistical disclosure date. See “Special Allowance Payments” in Appendix A to the preliminary remarketing memorandum.

For this purpose, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY BORROWER INTEREST RATES AS OF THE STATISTICAL DISCLOSURE DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	2	$55,261	*
3.01% to 3.50%	3,893	58,008,437	4.3%
3.51% to 4.00%	4,832	122,932,773	9.2
4.01% to 4.50%	24,786	380,643,399	28.4
4.51% to 5.00%	23,924	388,156,061	28.9
5.01% to 5.50%	3,628	70,710,116	5.3
5.51% to 6.00%	1,025	24,817,108	1.9
6.01% to 6.50%	1,137	30,837,084	2.3
6.51% to 7.00%	1,212	27,618,609	2.1
7.01% to 7.50%	1,014	23,522,188	1.8
7.51% to 8.00%	3,666	77,201,614	5.8
8.01% to 8.50%	2,143	48,524,844	3.6
Equal to or greater than 8.51%	3,696	88,118,737	6.6

Total	74,958	$1,341,146,231	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date. Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date. See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the original prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY

OUTSTANDING PRINCIPAL BALANCE PER BORROWER

AS OF THE STATISTICAL DISCLOSURE DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	2,741	$7,828,866	0.6%
$ 5,000.00—$ 9,999.99	7,322	56,599,708	4.2
$10,000.00—$14,999.99	8,182	100,644,179	7.5
$15,000.00—$19,999.99	5,712	99,874,704	7.4
$20,000.00—$24,999.99	4,335	96,738,153	7.2
$25,000.00—$29,999.99	3,122	85,624,970	6.4
$30,000.00—$34,999.99	2,385	77,115,318	5.7
$35,000.00—$39,999.99	1,953	73,076,694	5.4
$40,000.00—$44,999.99	1,611	68,325,187	5.1
$45,000.00—$49,999.99	1,214	57,578,545	4.3
$50,000.00—$54,999.99	978	51,226,948	3.8
$55,000.00—$59,999.99	884	50,813,200	3.8
$60,000.00—$64,999.99	747	46,573,937	3.5
$65,000.00—$69,999.99	585	39,427,224	2.9
$70,000.00—$74,999.99	487	35,234,418	2.6
$75,000.00—$79,999.99	439	33,992,537	2.5
$80,000.00—$84,999.99	367	30,277,562	2.3
$85,000.00—$89,999.99	327	28,632,569	2.1
$90,000.00—$94,999.99	272	25,150,730	1.9
$95,000.00—$99,999.99	237	23,098,616	1.7
$100,000.00 and above	1,780	253,312,164	18.9

Total	45,680	$1,341,146,231	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DELINQUENCY STATUS AS OF THE

STATISTICAL DISCLOSURE DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	69,319	$1,224,539,357	91.3%
31-60 days	2,386	45,846,108	3.4
61-90 days	1,039	20,210,147	1.5
91-120 days	677	15,194,215	1.1
121-150 days	443	11,015,278	0.8
151-180 days	246	5,206,930	0.4
181-210 days	200	4,548,534	0.3
Greater than 210 days	648	14,585,662	1.1

Total	74,958	$1,341,146,231	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY REMAINING TERM TO SCHEDULED MATURITY

AS OF THE STATISTICAL DISCLOSURE DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	46	$20,515	*
4 to 12	205	296,431	*
13 to 24	461	1,241,695	0.1%
25 to 36	612	2,471,779	0.2
37 to 48	750	4,391,043	0.3
49 to 60	1,192	8,134,949	0.6
61 to 72	784	6,455,549	0.5
73 to 84	2,575	13,669,393	1.0
85 to 96	1,334	11,515,666	0.9
97 to 108	1,161	12,566,524	0.9
109 to 120	11,704	83,229,930	6.2
121 to 132	3,833	32,659,341	2.4
133 to 144	2,899	28,109,216	2.1
145 to 156	2,104	24,635,437	1.8
157 to 168	1,719	23,325,405	1.7
169 to 180	10,971	136,707,707	10.2
181 to 192	3,785	52,066,992	3.9
193 to 204	2,202	34,663,327	2.6
205 to 216	1,837	32,953,787	2.5
217 to 228	1,678	33,142,397	2.5
229 to 240	6,543	138,167,599	10.3
241 to 252	2,207	49,466,475	3.7
253 to 264	1,195	31,267,798	2.3
265 to 276	903	24,164,632	1.8
277 to 288	856	24,867,072	1.9
289 to 300	4,985	188,592,165	14.1
301 to 312	1,759	72,758,137	5.4
313 to 324	933	44,472,963	3.3
325 to 336	816	45,325,480	3.4
337 to 348	670	38,668,303	2.9
349 to 360	1,282	78,341,750	5.8
361 and above	957	62,796,776	4.7

Total	74,958	$1,341,146,231	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the original prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY CURRENT BORROWER PAYMENT STATUS

AS OF THE STATISTICAL DISCLOSURE DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	6,242	$128,296,772	9.6%
Forbearance	6,177	151,251,656	11.3
Repayment
First year in repayment	4,183	113,530,330	8.5
Second year in repayment	2,629	65,912,442	4.9
Third year in repayment	3,527	78,645,031	5.9
More than 3 years in repayment	52,200	803,510,001	59.9

Total	74,958	$1,341,146,231	100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date. The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•	may be currently required to repay the loan—repayment.

See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the original prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 54.4, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN

STATUS OF THE TRUST STUDENT LOANS BY

CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE

	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	14.5	—	264.0
Forbearance	—	4.3	276.3
Repayment	—	—	230.4

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future. Of the $128,296,772 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $62,183,302 or approximately 48.5% of such loans are to borrowers who had not graduated as of that date. We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs. As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans. See Appendix A to the preliminary remarketing memorandum.

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS

AS OF THE STATISTICAL DISCLOSURE DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	461	$8,830,982	0.7%
Alaska	138	2,204,694	0.2
Arizona	1,618	30,248,237	2.3
Arkansas	485	8,697,504	0.6
California	8,149	165,308,513	12.3
Colorado	1,330	22,723,192	1.7
Connecticut	1,191	20,970,827	1.6
Delaware	186	3,814,981	0.3
District of Columbia	376	6,833,160	0.5
Florida	3,628	73,847,425	5.5
Georgia	2,148	40,935,127	3.1
Hawaii	258	5,128,431	0.4
Idaho	301	5,503,692	0.4
Illinois	3,212	55,178,594	4.1
Indiana	2,326	36,110,969	2.7
Iowa	489	7,794,278	0.6
Kansas	1,341	20,155,146	1.5
Kentucky	532	8,321,415	0.6
Louisiana	1,976	36,857,851	2.7
Maine	219	3,537,401	0.3
Maryland	1,928	38,550,263	2.9
Massachusetts	3,254	51,596,314	3.8
Michigan	1,481	26,813,776	2.0
Minnesota	1,376	23,262,552	1.7
Mississippi	542	9,988,542	0.7
Missouri	1,778	29,692,585	2.2
Montana	146	2,534,682	0.2
Nebraska	194	3,113,016	0.2
Nevada	486	9,624,432	0.7
New Hampshire	411	6,144,701	0.5
New Jersey	2,267	41,833,820	3.1
New Mexico	228	4,056,981	0.3
New York	6,591	118,461,645	8.8
North Carolina	1,462	24,103,077	1.8
North Dakota	68	1,248,268	0.1
Ohio	297	6,601,399	0.5
Oklahoma	1,704	31,163,144	2.3
Oregon	1,379	24,357,759	1.8
Pennsylvania	3,194	56,498,227	4.2
Rhode Island	227	3,769,812	0.3
South Carolina	597	10,005,239	0.7
South Dakota	70	1,141,646	0.1
Tennessee	1,143	20,882,962	1.6
Texas	6,490	111,001,905	8.3
Utah	248	5,385,371	0.4
Vermont	116	2,206,252	0.2
Virginia	2,279	35,800,249	2.7
Washington	2,601	40,837,043	3.0
West Virginia	348	5,384,084	0.4
Wisconsin	909	15,906,625	1.2
Wyoming	73	1,512,978	0.1
Other	707	14,664,462	1.1

Total	74,958	$1,341,146,231	100.0%

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL DISCLOSURE DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	49,152	$786,801,478	58.7%
Other Repayment Options(1)	25,312	537,214,589	40.1
Income Sensitive(1)	494	17,130,165	1.3

Total	74,958	$1,341,146,231	100.0%

(1)	Includes some interest-only period loans.

With respect to interest-only loans, as of the statistical disclosure date, there are 7,029 loans with an aggregate outstanding principal balance of $203,063,311 currently in an interest-only period. These interest-only loans represent approximately 15.1% of the aggregate outstanding principal balance of the trust student loans. Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date. If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN

TYPE AS OF THE STATISTICAL DISCLOSURE DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	36,868	$596,722,953	44.5%
Unsubsidized	38,090	744,423,278	55.5

Total	74,958	$1,341,146,231	100.0%

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DATE OF DISBURSEMENT AS OF

THE STATISTICAL DISCLOSURE DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	614	$10,708,158	0.8%
October 1, 1993 through June 30, 2006	74,344	1,330,438,073	99.2

Total	74,958	$1,341,146,231	100.0%

Guaranty Agencies for the Trust Student Loans.    The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY GUARANTY AGENCY AS OF

THE STATISTICAL DISCLOSURE DATE

Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance Guarantor	3,399	$51,060,182	3.8%
California Student Aid Commission	1,182	25,385,912	1.9
Colorado Student Loan Program	117	2,164,891	0.2
Educational Credit Management Corporation	700	10,955,066	0.8
Great Lakes Higher Education Corporation	534	13,595,925	1.0
Illinois Student Assistance Commission	2,715	44,351,523	3.3
Iowa College Student Aid Commission	365	5,516,198	0.4
Kentucky Higher Education Assistance Authority	316	4,122,814	0.3
Louisiana Office of Student Financial Assistance	836	11,820,782	0.9
Michigan Guaranty Agency	874	13,736,906	1.0
Montana Guaranteed Student Loan Program	6	136,987	*
New Jersey Higher Education Student Assistance Authority	2,613	36,767,491	2.7
New York State Higher Education Services Corporation	9,016	148,059,897	11.0
Northwest Education Loan Association	5,536	89,071,133	6.6
Oklahoma Guaranteed Student Loan Program	1,802	28,594,120	2.1
Pennsylvania Higher Education Assistance Agency	6,689	109,450,388	8.2
Student Loan Guarantee Foundation of Arkansas	318	5,219,434	0.4
Tennessee Student Assistance Corporation	841	14,329,842	1.1
Texas Guaranteed Student Loan Corporation	5,585	99,839,518	7.4
United Student Aid Funds, Inc.	31,514	626,967,223	46.7

Total	74,958	$1,341,146,231	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

SIGNIFICANT GUARANTORS

INFORMATION

The information shown for the Significant Guarantors relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantors.

We obtained the following information from various sources, including from the Significant Guarantors and/or from the Department of Education. None of the depositor, the administrator, their affiliates or the remarketing agents has audited or independently verified this information for accuracy or completeness.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. (“USA Funds”) was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960. In accordance with its Certificate of Incorporation, USA Funds: (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions; (ii) guarantees education loans made pursuant to certain loan programs under the Higher Education Act of 1965, as amended (“the Act”), as well as loans made under certain private loan programs; and (iii) serves as the designated guarantor for education-loan programs under the Act in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada, and Wyoming.

USA Funds contracts with Sallie Mae, Inc., a wholly owned subsidiary of SLM Corporation. USA Funds also contracts with Student Assistance Corporation, a wholly owned subsidiary of SLM Corporation. SLM Corporation and its subsidiaries are not sponsored by nor are they agencies of the United States of America.

Effective December 13, 2004, USA Funds became the sole member of the Northwest Education Loan Association, a guarantor serving the states of Washington, Idaho and the Northwest.

For the purpose of providing loan guarantees under the Act, USA Funds has entered into various agreements (collectively, the “Federal Reinsurance Agreements”) with the U.S. Secretary of Education (the “Secretary”). Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a “guaranty agency” as defined in Section 435(j) of the Act. The Act allows the Secretary, after giving the guaranty agency notice and the opportunity for a hearing, to terminate the Federal Reinsurance Agreements if the Secretary determines that the administrative or financial condition of the guaranty agency jeopardizes the agency’s continued ability to perform its responsibilities under its guaranty agreement, it is necessary to protect the federal financial interest, or to ensure the continued availability of loans to student or parent borrowers.

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans. The rate of reinsurance ranges from 100 percent to 75 percent of USA Funds’ losses on default-claim payments made to lenders. The Higher Education Amendments of 1998 (the “1998 Reauthorization Law”) reduced the reinsurance coverage for loans in default made on or after Oct. 1, 1998, to a range from 95 percent to 75 percent based upon the annual default claims rate of the guaranty agency. Reinsurance on non-default claims remains at 100 percent.

The 1998 Reauthorization Law requires guaranty agencies to establish two separate funds, a federal reserve fund (property of the United States) and an agency operating fund (property of the guaranty agency). The federal reserve fund is to be used to pay lender claims and to pay a default-aversion fee to the agency operating fund. The agency operating fund is to be used by the guaranty agency to pay its operating expenses.

The 1998 Reauthorization Law requires guaranty agencies to return to the Secretary $250 million in federal reserve funds from fiscal years 2002 to 2007. Each guaranty agency’s share is based on a formula prescribed in the 1998 Reauthorization Law. USA Funds is in compliance with the provisions of the reserve fund requirements of the Act. USA Funds remitted $17.8 million to the Secretary in September 2002, $17.3 million by September 1, 2006, and $17.3 million by September 1, 2007.

Effective for all Stafford and PLUS loans that USA Funds guarantees on or after April 1, 2005, USA Funds waived the guarantee fee of up to 1 percent of the principal amount of new loans that federal law permitted a guarantor to assess. During 2006, the U.S. Congress passed the Higher Education Reconciliation Act (HERA) which required all guarantors to collect and deposit into the federal reserve fund a federal default fee of 1% of the principal amount of all Stafford and PLUS loans guaranteed on or after July 1, 2006. USA Funds paid the federal default fee to the federal reserve fund from the operating fund on behalf of the borrower for all PLUS loans made by a lender that paid the federal default fee on behalf of its Stafford borrowers for loans guaranteed by USA Funds from July 1, 2006, through June 30, 2007, and for all PLUS loans guaranteed by USA Funds on or after July 1, 2007, for graduate- and professional-student-borrowers.

As of September 30, 2007, USA Funds held assets on behalf of the federal reserve fund of approximately $316 million and net assets of approximately $247 million. Through September 30, 2007, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $87 billion. As of September 30, 2007, USA Funds had operating fund assets totaling approximately $845 million including the $316 million held on behalf of the federal reserve fund.

The reserve ratios published by the U.S. Department of Education are based on cumulative assets less liabilities of the federal reserve fund divided by the original principal amount of the outstanding loans guaranteed. Following this formula, the reserve ratio for the federal reserve fund administered by USA Funds for the last five fiscal years was as follows:

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	0.67%	0.56%	0.45%	0.26%	0.28%

USA Funds’ “guarantee volume” is the approximate aggregate principal amount of federally reinsured education loans (including subsidized and unsubsidized Stafford and PLUS loans but excluding consolidation loans) guaranteed by USA Funds. For the last five fiscal years, the “guarantee volume” was as follows:

Guarantor	Loans Guaranteed
	Federal Fiscal Year
	($ in millions)
	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	$9,587	$9,907	$10,724	$12,586	$15,581

USA Funds’ “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by USA Funds during the fiscal year by the aggregate amount of default claims paid by USA Funds outstanding at the end of the prior fiscal year. For the last five fiscal years, the “recovery rate” was as follows:

	Recovery Rate
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	30.14%	35.47%	35.05%	38.03%	40.30%

USA Funds’ “claims rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year relative to USA Funds’ existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the “claims rate” was as follows:

	Claims Rate
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	1.37%	1.13%	1.41%	1.21%	2.13%

USA Funds is headquartered in Fishers, Indiana. USA Funds will provide a copy of its most recent annual report upon receipt of a written request directed to its headquarters at P.O. Box 6028, Indianapolis, Indiana 46206-6028, Attention: Director, Corporate Communications.

NEW YORK STATE HIGHER EDUCATION SERVICES CORPORATION

New York State Higher Education Services Corporation (“HESC”) was organized in 1975 as an agency of the State of New York, pursuant to an act of the New York legislature, to expand educational opportunities for students. HESC administers the New York Tuition Assistance Program (“TAP”) and a variety of state scholarships in addition to acting as a guaranty agency under the FFELP. HESC is the designated guaranty agency for the State of New York, and guarantees all types of FFELP Loans.

For the FFELP, HESC has the responsibility of processing loans submitted for guaranty, issuing loan guarantees, providing collection assistance to lenders for delinquent loans, paying lender claims for loans in default, and collection activities on loans after purchase by HESC. In addition to FFELP, HESC continues to perform residual administrative activities of the State loan program in which no new loans have been made since 1984.

HESC has a Federal Student Loan Reserve Fund (“Federal Fund”) and an Agency Operating Fund to account for FFELP activity. The Federal Fund assets, and earnings on those assets, are restricted in use and are considered property of the Department of Education. The Agency Operating Fund is considered property of HESC, and its assets and earnings may be used generally for guaranty agency and other student financial aid related activities.

As of September 30, 2007, HESC had total FFELP assets of approximately $85 million (including balances for both the Federal Student Loan Reserve Fund and the Agency Operating Fund) and had guaranteed a total of approximately $26.1 billion original principal amount of loans outstanding. A recall of federal reserves was mandated in the 1998 Reauthorization Law. HESC’s total share of this reserve recall was $18,222,100 and was paid to the Department of Education in three installments with the final payment in August 2007.

Guaranty Volume:    HESC guaranteed the following amounts for the last five federal fiscal years ending September 30 (excluding consolidation loans):

	FFELP Loan Volume
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
New York State Higher Education Services Corporation	$2,413,530,865	$2,562,806,640	$2,710,781,449	$2,970,416,044	$3,163,611,413

Reserve Ratio:    A guaranty agency’s reserve ratio is determined by dividing its Federal Student Loan Reserve Fund balance by the original principal amount of loans outstanding. HESC’s reserve ratio for the last five federal fiscal years ending September 30 is as follows:

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
New York State Higher Education Services Corporation	0.52%	0.39%	0.25%	0.25%	0.29%

Claims Rate:    A guaranty agency’s claims rate (or trigger rate) is determined by dividing the amount of federal reinsurance claims paid by the Department of Education during a federal fiscal year by the original principal amount of loans in repayment at the end of the prior federal fiscal year. HESC’s claims rate for each of the past five federal fiscal years ending September 30 is as follows:

	Claims Rate
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
New York State Higher Education Services Corporation	1.85%	1.49%	1.67%	1.50%	1.47%

Recovery Rate:    The Department of Education calculates a guaranty agency’s recovery rate by dividing the amount recovered from borrowers during a federal fiscal year by the guaranty agency’s outstanding default loan portfolio (beginning inventory) at the end of the prior federal fiscal year. HESC’s recovery rate for each of the past five federal fiscal years ending September 30 provided below uses the Department of Education calculation method:

	Recovery Rate
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
New York State Higher Education Services Corporation	16.17%	13.99%	18.50%	19.59%	25.64%

HESC is headquartered at 99 Washington Avenue, Albany, New York 12255. Its most recent annual report is available on its web site, www.hesc.org.